EXHIBIT 10-EE

INDEMNIFICATION AGREEMENT

THIS AGREEMENT is made this      day of                     ,         , between PRIORITY HEALTHCARE CORPORATION, an Indiana corporation (the “Corporation”), and «Name_of_Officer», an officer of the Corporation (“Officer”).

WITNESSETH THAT:

WHEREAS, Officer is performing valuable services for the Corporation; and

WHEREAS, recent developments with respect to the terms and availability of Officers’ and Directors’ liability insurance (“D&O Insurance”) and with respect to the application, amendment and enforcement of statutory and other indemnification provisions generally have raised questions concerning the adequacy and reliability of the protection afforded to Officers thereby; and

WHEREAS, in order to resolve such questions and thereby induce Officer to continue to serve as an officer of the Corporation, the Corporation has determined and agreed to enter into this contract with Officer;

NOW, THEREFORE, in consideration of Officer’s continued service as an Officer of the Corporation after the date hereof the parties hereto agree as follows:

1. Indemnity of Officer. The Corporation hereby agrees to (i) hold harmless and indemnify Officer against expenses (including attorneys’ fees), judgments, fines, penalties and amounts paid in settlement resulting from any action, suit or proceeding threatened or brought against Officer by reason of his or her serving as an Officer of the Corporation or serving another enterprise in any capacity at the request of the Corporation, and (ii) pay for or reimburse the reasonable expenses incurred by Officer in advance of the final disposition of the action, suit or proceeding, to the fullest extent now or hereafter authorized or permitted by the provisions of the Indiana Business Corporation Law, or by any amendment thereof or other statutory provision authorizing or permitting such indemnification which is adopted after the date hereof.

2. Maintenance of Insurance.

(a) The Corporation represents that it presently has in force and effect policies of D&O Insurance in insurance companies and amounts as summarized in Attachment 1 (the “Insurance Policies”).

Subject only to the provisions of Section 2(b) hereof, the Corporation hereby agrees that, so long as Officer shall continue to serve as an Officer of the Corporation (or shall continue at the request of Corporation to serve as an Officer, officer, employee or agent of another enterprise) and thereafter so long as Officer shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative by reason of the fact that Officer was an Officer of the Corporation (or served in any of said other capacities), the Corporation will purchase and maintain in effect for the benefit of Officer one or more valid, binding and enforceable policy or policies of D&O Insurance providing, in all respects, coverage at least comparable to that presently provided pursuant to the Insurance Policies.

(b) The Corporation shall not be required to maintain said policy or policies of D&O Insurance in effect if said insurance is not reasonably available or if, in the reasonable business judgment of the then Officers of the Corporation, either (i) the premium cost for such insurance is disproportionate to the amount of coverage or (ii) the coverage provided by such insurance is so limited by exclusions that there is insufficient benefit from such insurance.

3. Continuation of Indemnity. All agreements and obligations of the Corporation contained herein shall continue during the period Officer is an Officer of the Corporation (or is or was serving at the request of the Corporation as an Officer, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) and shall continue thereafter so long as Officer shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative, by reason of the fact that Officer was an Officer of the Corporation or serving in any other capacity referred to herein.

4. Notification and Defense of Claim. Promptly after receipt by Officer of notice of the commencement of any action, suit or proceeding, he or she will, if a claim in respect thereof is to be made against the Corporation under this Agreement, notify the Corporation of the commencement thereof; but the omission to so notify the Corporation will not relieve it from any liability which it may have to Officer otherwise than under this Agreement. With respect to any such action, suit or proceeding as to which Officer notifies the Corporation of the commencement thereof:

(a) The Corporation will be entitled to participate therein at its own expense; and

(b) Except as otherwise provided below, to the extent that it may wish, the Corporation jointly with any other indemnifying party similarly notified will be entitled to assume the defense thereof, with counsel satisfactory to Officer. After notice from the Corporation to Officer of its election to so assume the defense thereof, the Corporation will not be liable to Officer under this Agreement for any legal or other expenses subsequently incurred by Officer in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. Officer shall have the right to employ his or her own counsel in such action, suit or proceeding but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of Officer unless (i) the employment of counsel by Officer has been authorized by the Corporation, (ii) Officer shall have reasonably concluded that there may be a conflict of interest between the Corporation and Officer in the conduct of the defense of such action, or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of Officer shall be at the expense of the Corporation. The Corporation shall not be entitled to assume the defense of any action, suit or proceeding brought by or on behalf of the Corporation or as to which Officer shall have made the conclusion provided for in (ii) above.

(c) The Corporation shall not be liable to indemnify Officer under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent. The Corporation shall not settle any action or claim in any manner, which would impose any penalty or limitation on Officer without his or her written consent. Neither the Corporation nor Officer will unreasonably withhold consent to any proposed settlement.

5. Repayment of Expenses. Officer agrees that he or she will reimburse the Corporation for all reasonable expenses paid by the Corporation in defending any civil or criminal action, suit or proceeding against Officer in the event and only to the extent that it shall be ultimately determined that Officer is not entitled to be indemnified by the Corporation for such expenses under the provisions of the Indiana Business Corporation Law, the Corporation’s Articles of Incorporation, its By-Laws, this Agreement or otherwise.

6. Enforcement.

(a) The Corporation expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on the Corporation hereby in order to induce Officer to continue as an Officer of the Corporation, and acknowledges that Officer is relying upon this Agreement in continuing in such capacity.

(b) In the event Officer is required to bring any action to enforce rights or to collect moneys due under this Agreement and is successful in such action, the Corporation shall reimburse Officer for all of his or her reasonable fees and expenses in bringing and pursuing such action.

7. Separability. Each of the provisions of this Agreement is a separate and distinct agreement and independent of the others, so that if any provision hereof shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions hereof.

8. Governing Law; Binding Effect; Amendment and Termination.

(a) This Agreement shall be interpreted and enforced in accordance with the laws of the State of Indiana.

(b) This Agreement shall be binding upon Officer and upon the Corporation, its successors and assigns, and shall inure to the benefit of Officer, his or her heirs, personal representatives and assigns and to the benefit of the Corporation, its successors and assigns.

(c) No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

PRIORITY HEALTHCARE CORPORATION

By:
Steven D. Cosler

«Name_of_Officer»